UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 25, 2013 (February 22, 2013)

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On February 22, 2013, Lara E. Washington was appointed as an independent director of EQT Midstream Services, LLC, the general partner (the “General Partner”) of EQT Midstream Partners, LP (the “Company”). Ms. Washington will serve as a member of the Audit and Conflicts Committees of the General Partner.

Ms. Washington is currently President of the Allegheny County Rehabilitation Corporation (AHRCO), a privately held residential property management company serving Western Pennsylvania.  Ms. Washington joined AHRCO in 2003 as Vice President, Development.   Prior to joining AHRCO, Ms. Washington was a senior consultant with PricewaterhouseCoopers, LLP.  She holds a B.A. in Economics from Brown University, as well as an M.Ed and MBA from Stanford University.

Ms. Washington will receive the standard compensation amounts payable to non-employee directors of the General Partner, as described in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 21, 2013.

Item 7.01.	Regulation FD Disclosure.

On February 25, 2013, the Company issued a press release with respect to the matter described above, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued by EQT Midstream Partners, LP dated February 25, 2013. (Furnished solely for the purposes of Item 7.01 of this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

By: EQT Midstream Services, LLC,
its general partner

Date: February 25, 2013	By:	/s/ Philip P. Conti

		Name:	Philip P. Conti
		Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued by EQT Midstream Partners, LP dated February 25, 2013. (Furnished solely for the purposes of Item 7.01 of this Form 8-K).